Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 of Everest Reinsurance Holdings, Inc., a corporation organized under the laws of Delaware (the “Company”), filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2009

/S/ JOSEPH V. TARANTO
Joseph V. Taranto Chairman and Chief Executive Officer

/S/ KEITH T. SHOEMAKER
Keith T. Shoemaker Vice President and Comptroller, Principal Accounting Officer